UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

Granite City Food & Brewery Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	000-29643	41-1883639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5402 Parkdale Drive, Suite 101, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-215-0660

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Stock Purchase Agreement

As previously reported, on December 6, 2007, we entered into an Equipment Lease Commitment with DHW Leasing, L.L.C. ("DHW"), relating to the lease of furniture, fixtures and equipment for restaurants. In connection with the DHW financing, we also entered into an amendment to our Stock Purchase Agreement dated March 8, 2007 ("Amendment No. 1") with investors who purchased a majority of our securities sold pursuant thereto, including William Blair Small Cap Growth Fund; Booth & Co FFC Hartman Retirement Income Trust; Booth & Co FFC Rush University Medical Center Endowment Account; Booth & Co FFC Rush University Medical Center Pension & Retirement; Calhoun & Co FFC City of Dearborn General Employees Retirement System; Calhoun & Co FFC City of Dearborn Policemen & Firemen Revised Retirement Systems; and Mac & Co. Amendment No. 1 permits the Company to enter into a financing transaction with DHW, which was prohibited under the Stock Purchase Agreement.
Effective December 14, 2007, we amended Amendment No. 1 to conform to the terms of the leasing facility that was entered into between our company and DHW. The revised amendment, which supersedes Amendment No. 1, is attached hereto as Exhibit 10.1 and is incorporated by reference in response to this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See "Exhibit Index."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

December 20, 2007	By:	Steven J. Wagenheim

Name: Steven J. Wagenheim
Title: President/Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Amendment No. 1 to Stock Purchase Agreement by and between William Blair Small Cap Growth Fund; Booth & Co FFC Hartman Retirement Income Trust; Booth & Co FFC Rush University Medical Center Endowment Account; Booth & Co FFC Rush University Medical Center Pension & Retirement; Calhoun & Co FFC City of Dearborn General Employees Retirement System; Calhoun & Co FFC City of Dearborn Policemen & Firemen Revised Retirement Systems; and Mac & Co and Granite City Food & Brewery Ltd., dated December 14, 2007.